Exhibit 99.1

ARES MANAGEMENT CORPORATION REPORTS FIRST QUARTER 2024 RESULTS

NEW YORK--Ares Management Corporation (NYSE:ARES) today reported its financial results for its first quarter ended March 31, 2024.

GAAP net income attributable to Ares Management Corporation was $73.0 million for the quarter ended March 31, 2024. On a basic and diluted basis, net income attributable to Ares Management Corporation per share of Class A and non-voting common stock was $0.33 for the quarter ended March 31, 2024.

After-tax realized income was $265.1 million for the quarter ended March 31, 2024. After-tax realized income per share of Class A common stock was $0.80 for the quarter ended March 31, 2024. Fee related earnings were $301.7 million for the quarter ended March 31, 2024.

“During the first quarter, we continued to see strong year-over-year growth across our key financial metrics, including 19% growth in our assets under management, robust fundraising of more than $17 billion, higher deployment and attractive investment performance,” said Michael Arougheti, Chief Executive Officer and President of Ares. “Our portfolios continue to perform well and we are finding compelling investment opportunities across many segments of our expanding global platform.”

“With a record amount of available capital at nearly $115 billion along with 28% growth in our AUM not yet paying fees, we believe we have significant capacity for growth when there is a return to higher levels of transaction activity,” said Jarrod Phillips, Chief Financial Officer of Ares.

Common Stock Dividend

Ares declared a quarterly dividend of $0.93 per share of its Class A and non-voting common stock, payable on June 28, 2024 to its Class A and non-voting common stockholders of record at the close of business on June 14, 2024.

Dividend Reinvestment Program

Ares has a Dividend Reinvestment Program for its Class A common stockholders that will be effective for the quarterly dividend on June 28, 2024. Equiniti Trust Company is engaged to administer the plan on behalf of Ares. Additional information can be located on the Investor Resources section of our website.

Additional Information

Ares issued a full detailed presentation of its first quarter 2024 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “First Quarter 2024 Earnings Presentation.”

Conference Call and Webcast Information

Ares will host a conference call on May 2, 2024 at 11:00 a.m. (Eastern Time) to discuss first quarter results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (800) 245-3047. International callers can access the conference call by dialing +1 (203) 518-9783. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected and to reference the conference ID ARESQ124. For interested parties, an archived replay of the call will be available through June 2, 2024 to domestic callers by dialing +1 (800) 839-5631 and to international callers by dialing +1 (402) 220-2558. An archived replay will also be available through June 2, 2024 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager offering clients complementary primary and secondary investment solutions across the credit, real estate, private equity and infrastructure asset classes. We seek to provide flexible capital to support businesses and create value for our stakeholders and within our communities. By collaborating across our investment groups, we aim to generate consistent and attractive investment returns throughout market cycles. As of March 31, 2024, Ares Management Corporation's global platform had approximately $428 billion of assets under management with approximately 2,900 employees operating across North America, Europe, Asia Pacific and the Middle East. For more information, please visit www.aresmgmt.com.

Forward-Looking Statements

Statements included herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Actual results may vary materially from those indicated in these forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management Corporation does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Carl Drake	Greg Mason	Cameron Rudd
cdrake@aresmgmt.com	gmason@aresmgmt.com	crudd@aresmgmt.com
(800) 340-6597	(800) 340-6597	(800) 340-6597

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